UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 25, 2011

Date of earliest event reported: July 25, 2011

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square

Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Warner Chilcott plc (the “Company”) today announced that it received a Paragraph IV certification notice letter from Lupin Ltd. (“Lupin”) indicating that Lupin had submitted to the U.S. Food and Drug Administration an Abbreviated New Drug Application seeking approval to manufacture and sell a generic version of the Company’s oral contraceptive product, LO LOESTRIN FE (norethindrone acetate and ethinyl estradiol tablets, ethinyl estradiol tablets and ferrous fumarate tablets).

LO LOESTRIN FE, which the Company began to promote in the United States in early 2011, is protected by U.S. Patent No. 5,552,394, which expires in July 2014, and U.S. Patent No. 7,704,984, which expires in February 2029.

The Company is currently reviewing the details of the Paragraph IV certification notice letter from Lupin, continues to have full confidence in the intellectual property protecting LO LOESTRIN FE and expects to file an infringement lawsuit against Lupin within 45 days of its receipt of the Paragraph IV certification notice letter.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of the Company and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, as well as other factors affecting the operation of the business of the Company. More detailed information about these factors may be found in the filings by the Company with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2010. The Company is under no obligation, and expressly disclaims any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/S/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: July 25, 2011

3